UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 10, 2026
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, our Chief Financial Officer’s last day at Wheeler Real Estate Investment Trust, Inc. (the “Company”) is March 13, 2026. A search for a new Chief Financial Officer is underway.

In the meantime, the Company is pleased to announce the appointment of Patrick Gundlach as the Company’s Chief Accounting Officer and Treasurer. Mr. Gundlach’s appointment is effective as of March 14, 2026. Mr. Gundlach, 44, has been employed by the Company since 2018, serving as its Director of Financial Reporting. Mr. Gundlach is a certified public accountant and holds a Bachelor of Business Administration in Accounting from James Madison University.

There is no arrangement or understanding between Mr. Gundlach and any other person pursuant to which Mr. Gundlach was appointed Principal Accounting Officer or Treasurer, nor does he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Gundlach has no family relationships with any of the Company’s directors or executive officers.

Mr. Kerry Campbell has at the same time decided to focus exclusively on our subsidiary Cedar Realty Trust (NYSE: CDRpB and CDRpC) where he is presently the Chairman of the Board of Directors. As such, Mr. Campbell submitted his notice of resignation as a member of the Company’s Board of Directors on March 10, 2026, to be effective as of March 14, 2026. Mr. Campbell’s resignation was not the result of any disagreement regarding the Company’s operations, policies or practices.

Ms. Rebecca Musser, a current director of the Company and a member of the Company’s Audit Committee and the Related Person Transactions Committee, was designated as Chair of the Company’s Audit Committee. Ms. Musser qualifies as an “audit committee financial expert” as that term is defined by the applicable Securities and Exchange Commission regulations.

Finally, Ms. Sydney Schlimgen (an employee of the Company) was appointed the Company’s Corporate Secretary, effective as of March 14, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President

Dated: March 13, 2026